701 Evans Avenue 8th Floor Toronto, Ontario Canada M9C 1A3	telephone: facsimile: email: website:	(416) 626-6000 (416) 626-8650 info@mscm.ca www.mscm.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated February 29, 2008 except as to Note 15, which is as of July 23, 2008, relating to the audit of the consolidated financial statements of Pansoft Company Limited and to the reference to our Firm under the caption “Experts” in the Prospectus.

Signed: “MSCM LLP”

Chartered Accountants

Licensed Public Accountants

August 29, 2008